Exhibit  16.1  -  Letter re: Change of Certifying Accountant




ANDERSEN ANDERSEN & STRONG, L.L.C.
----------------------------
Certified Public Accountants and Business Consultants
Member SEC Practice Section of the AICPA
                                                  Salt Lake City, Utah 84106
                                              941 East 3300 South, Suite 202
                                                    Telephone  801  468-0096
                                                          Fax  801  486-0098

March 5, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have reviewed Item 4 of the Current Report on Form 8-K dated March 5, 2004 of Videolocity International, Inc. regarding our dismissal as its certifying accountants. Please be advised that we are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant in the Form 8-K.

Very truly yours,

/s/ Andersen Andersen & Strong L.C.
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Andersen Andersen & Stong L.C.